Gulf Resources, Inc. Receives NASDAQ Notice to Late Filing of Its Quarterly Report

SHOUGUANG, China, Aug. 28, 2026 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) (“Gulf Resources”, “we”, or the “Company”), a leading manufacturer of bromine and crude salt in China, today announced that it received a notice (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) on August 24, 2026 regarding the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Q2 2026 Form 10-Q”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

This Notice has no immediate effect on the listing of the Company’s securities on Nasdaq.

The Notice states that the Staff previously granted the Company an exception until August 31, 2026, to file its delinquent Form 10-Q for the period ended March 31, 2026. In addition, the Staff has required the Company to supplement its initial plan to regain compliance with respect to the initial delinquent filing no later than August 28, 2026..

As previously disclosed in the press release distributed by the Company on April 27, 2026, the Company received a delinquency notification letter from Nasdaq on April 23, 2026 due to the Company’s non-compliance with the Listing Rule as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”). On May 26, 2026, the Company received a further delinquency notification letter from Nasdaq due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Q1 2026 Form 10-Q”).

The Company filed its 2025 Form 10-K on August 17, 2026 and is no longer delinquent with respect to that filing. The Company also filed amendments to its Annual Report on Form 10-K for the year ended December 31, 2024 on July 27, 2026 and August 24, 2026, respectively. The Company has continued preparing the Q1 2026 Form 10-Q. As of the date of this press release, the Company remains delinquent in filing the Q1 2026 Form 10-Q and the Q2 2026 Form 10-Q.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SHSI, the Company manufactures and sells crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the timing and impact of the Reverse Stock Split; our strategic plans and value; our expectations regarding potential commercial opportunities; and our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu

beishengrong@vip.163.com